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                                                                 EXHIBIT 10.3


                                 PROMISSORY NOTE

$100,000.00                                                 SEPTEMBER 29, 1998


         MAXXIS GROUP, INC. (hereinafter referred to as "Maker"), for value received, hereby promises to pay to the order of CHERRY COMMUNICATIONS INCORPORATED d/b/a Resurgens Communications Group, an Illinois corporation (hereinafter referred to as "Payee"), the aggregate principal sum of ONE HUNDRED THOUSAND DOLLARS ($100,000.00) on the earlier of (i) March 1, 2000 or (ii) the closing of an initial public offering of Maker's capital stock for cash which is offered and sold in a transaction registered under the Securities Act of 1933, as amended, through one or more underwriters, all pursuant to an underwriting agreement between Maker and such underwriters, resulting in aggregate gross proceeds of $7,500,000 to the Company. After January 1, 1999, Maker shall pay monthly in arrears simple interest on the principal at the rate of 8.00% per annum. Maker and Payee expressly agree that no interest on the principal shall begin to accrue until January 1, 1999. The principal hereof and the interest thereon are payable at 945 East Paces Ferry Road, Suite 2210, Atlanta, Georgia 30326, or at such other place as Payee may from time to time designate to Maker in writing, in coin or currency of the United States of America.

         Maker may, at any time and from time to time, prepay all or any portion of the principal of this Note remaining unpaid, without penalty or premium. Prepayments shall be applied first to the payment of accrued but unpaid interest on this Note and the balance to principal.

         This Note is without recourse to any assets of Maker.

         This Note shall be governed by, and enforced and interpreted in accordance with, the laws of the State of Georgia without regard to the principles of conflict of laws.

         In the event that Maker fails to make any payment when due, Payee shall provide written notice of default to Maker, which notice shall allow Maker 30 days from the date of receipt of such notice in which to cure such default. If such default is not cured within the time allowed, the balance hereof shall be deemed to be immediately accelerated without further notice to Maker.

         IN WITNESS WHEREOF, Maker has executed this Promissory Note as of the date first set forth above.

                                   MAXXIS GROUP, INC.


                                   By:       /s/ Thomas O. Cordy
                                      ---------------------------------------

                                   Title:  Chief Executive Officer
                                      ---------------------------------------